UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 22, 2007

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah

0-13316

87-0395567

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation or organization)

File No.)

Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047

(Address of principal executive offices, including zip code)

(801) 562-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.02.  Termination of a Material Definitive Agreement.

On August 15, 2006, Broadcast International, Inc. (the “Registrant”) entered into various material agreements with certain foreign corporations related to the acquisition of investment capital and licensing of technology.  On January 22, 2007, the Registrant and the foreign corporations agreed pursuant to a Termination and Release Agreement (“Termination Agreement”) effective December 31, 2006 to terminate all except one of the agreements and to amend the remaining agreement.

The following summarizes the principal terms of the transaction:

Stock Purchase Agreement.  The Stock Purchase Agreement between the Registrant and Yang Lan Studios, Ltd (“YSL”), a Hong Kong corporation was terminated.  The Termination Agreement provided for the cancellation of 666,667 shares of Registrant common stock originally issued to YSL under the Stock Purchase Agreement and for the Registrant to pay to YSL the sum of $500,000 in cash within 10 days of execution of the agreement and to assign the Registrant’s rights under a Memorandum of Understanding with Validian, Inc. to YSL.  In addition, A,B,C, and D Warrants granting to YSL the right to acquire up to 5,500,000 shares of the Registrant’s common stock at prices ranging from $1.60 per share to $3.00 per share were all cancelled.

Stock Exchange Agreement.  The Stock Exchange Agreement with Sun Media Investment Holdings, Ltd., a British Virgin Islands corporation (“Sun Media”) was cancelled.  The Termination Agreement provides for Sun Media to return to the Registrant 3,000,000 shares of the Registrant’s common stock and for the Registrant to return to Sun Media 1,515,544 shares of Sun New Media, Inc. common stock.

Broadvision License.  The Technology License between the Registrant and Broadvision Global, Ltd., a British Virgins Islands corporation (“BGL”) was cancelled.  The Termination Agreement provides that the Beijing Broadvision, Inc. will surrender to the Registrant 1,000,000 shares of the Registrant’s common stock and that it will be cancelled.  The remaining 1,000,000 shares of Registrant common stock originally issued in consideration of this license shall remain outstanding, but shall be deemed to be consideration for the E-Publishing License as described below.

E-Publishing License.  The Technology License Agreement with YSL shall be amended to provide that the license is to be non exclusive and that 3,500,000 shares of the 4,000,000 shares of Registrant common stock originally issued in consideration of this license shall be surrendered to the Registrant for cancellation.

Item 5.02.  Departure of Directors.

In the Termination Agreement, Dr. Bruno Wu resigned as a member of the Board of Directors.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits:

10.1

Termination and Release Agreement dated 17th day of January, 2007, effective  December 31, 2006, by and among Broadcast International, Inc., Yang Lan Studios, Ltd., Broadvision Global, Ltd., and Sun Media Investment Holdings, Ltd.

99.1

Press Release, dated January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2007.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:   /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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